                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                          -----------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event)                            June 16, 2000

                               HARSCO CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                        1-3970                   23-1483991
(State or other jurisdiction            (Commission              (I.R.S. Employer
      of incorporation)                 File Number)              Identification
                                                                      Number)

Camp Hill, Pennsylvania                                             17001-8888
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code:               (717) 763-7064

ITEM 2.  Acquisition or Disposition of Assets

On May 16, 2000, Harsco Corporation (the Company) announced that it agreed with UK-based John Mowlem & Company plc ("Mowlem") that Mowlem would, subject to obtaining its stockholders' approval, sell to a wholly owned subsidiary of Harsco, its entire holding in SGB Group plc (SGB), representing 50.96 percent of the outstanding shares. The Company said it would launch a cash tender offer through its wholly owned subsidiary, Harsco Investment Limited, to acquire all of the shares of SGB. SGB is one of Europe's largest suppliers of scaffolding, forming and related access products and services. SGB also has operations in North America, the Middle East and the Asia Pacific region. For the year ended December 31, 1999, SGB recorded sales of (pound sterling) 283 million (approximately *$429 million).

On May 20, 2000, Harsco Investment Limited issued its offer to the shareholders of SGB to purchase all of the issued and to be issued share capital for a cash price of (pound sterling) 2.50 (approximately *$3.79) per share. The total transaction would value SGB at approximately (pound sterling) 188 million (approximately *$285 million) for 100 percent of the outstanding shares, plus the assumption of certain SGB indebtedness, for a total consideration of (pound sterling) 222 million (approximately *$336 million). The Company has arranged for a (pound sterling) 190 million syndicated bank credit facility to provide bridge loan financing for this transaction. This credit facility was initially underwritten by the Chase Manhattan Bank and subsequently sold to a group of 17 banks. Harsco plans to replace these borrowings with funds from a forthcoming debt issue.

On June 9, 2000, the Company announced that the shareholders of Mowlem had approved the acceptance of Harsco's offer for Mowlem's 50.96 percent holding in SGB. Harsco declared its offer for the remaining issued shares of SGB to be unconditional as to acceptances.

On June 16, 2000, the Company announced that it had received the last remaining approvals from British and Dutch regulatory authorities and declared its offer to acquire SGB wholly unconditional.

With these developments, the Company obtained beneficial ownership of 56.41 percent of SGB's issued shares, which represents the acceptances received from SGB shareholders as of 12:00 p.m. on June 16, 2000. As of June 30, 2000 the Company has received acceptances for 94.8 percent of SGB's issued shares. Under British regulations the Company has the right to compulsorily acquire all remaining SGB shares outstanding which have yet to be tendered at the expiration of the requisite notice period. The Company has exercised that right.

As of July 31, 2000 the Company has received acceptances for 98.2 percent of SGB's issued shares. It is expected that by the end of August 2000 the Company will be the holder of 100 percent of the issued shares of SGB.

The Company consolidated SGB's financial statements effective with the Company's June 30, 2000 financial statements. SGB's income has been consolidated as of June 16, 2000.

*Note: Pound sterling amounts are converted to U.S. dollars based upon the June 30, 2000 published foreign exchange rates. The U.S. dollar amounts presented vary from the June 9 and June 16 press releases due to fluctuations in the pound sterling foreign exchange conversion rate.


ITEM 7.  Financial Statements, Pro-Forma Financial Information and Exhibits

(a) Financial Statements of Businesses Acquired

Financial statements of SGB Group PLC for the year ended December 31, 1999.

-    Report of the Auditors
-    Consolidated Profit and Loss Account
-    Consolidated Balance Sheet
-    Consolidated Cash Flow Statement
-    Consolidated Statement of Total Recognised Gains and Losses
-    Reconciliation of Movements in Consolidated Equity Shareholders' Funds
-    Accounting Policies
-    Notes to the Accounts

Unaudited statements of SGB Group PLC for the six months ended June 30, 2000, and June 30, 1999.

(b)  Pro-Forma Financial Information

- Unaudited Pro Forma Condensed Statement of Income for the year ended December 31, 1999 and the six months ended June 30, 2000

(c) Listing of Exhibits filed with Form 8-K/A

Exhibit
Number                        Data Required                        Location in 8-K/A
------                        -------------                        -----------------
 23.1           Consent of Auditors of Acquired                    June 16, 2000 8-K/A
                     Company - KPMG Audit Plc

 99-1           Press release of Harsco dated                      June 16, 2000 8-K
                May 16, 2000

 99-2           Press release of Harsco dated                      June 16, 2000 8-K
                June 9, 2000

 99-3           Press release of Harsco dated                      June 16, 2000 8-K
                June 16, 2000

                                    SIGNATURE


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   HARSCO CORPORATION
                                   (Registrant)



Date:  August 28, 2000             By:  /s/ Salvatore D. Fazzolari
                                        -------------------------------------
                                        Salvatore D. Fazzolari
                                        Senior Vice President,
                                        Chief Financial Officer and Treasurer

                       FINANCIAL STATEMENTS AND PRO FORMA
                           FINANCIAL INFORMATION INDEX


Financial Statements of SGB Group PLC for the Year Ended December 31, 1999

       Report of the Auditors                                                    2

       Consolidated Profit and Loss Account                                      3

       Consolidated Balance Sheet                                                4

       Consolidated Cash Flow Statement                                          5

       Consolidated Statement of Total Recognised Gains and Losses               6

       Reconciliation of Movements in Consolidated Equity Shareholders' Funds    6

       Accounting Policies                                                       7

       Notes to the Accounts                                                     9

Consolidated Profit and Loss Account - for the Six Months Ended
     30 June 2000                                                               36

Consolidated Profit and Loss Account - for the Six Months Ended
     30 June 1999                                                               37


               Pro Forma Financial Information (Unaudited)

Harsco Corporation and Subsidiary Companies and SGB Group PLC
     Pro Forma Combined Condensed Financial Information                         38

Pro Forma Combined Condensed Statement of Income - For the year 1999            40

Pro Forma Combined Condensed Statement of Income -
     Six Months Ended 30 June 2000                                              41

Notes to Pro Forma Financial Information                                        42

REPORT OF THE AUDITORS
TO THE MEMBERS OF SGB GROUP PLC

THE BOARD OF DIRECTORS

SGB GROUP PLC:

We have audited the accompanying consolidated balance sheet of SGB Group PLC and its subsidiaries as of 31 December 1999, and the related consolidated profit and loss account, cash flow statement, statement of total recognized gains and losses and reconciliation of movements in consolidated equity shareholders' funds for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with generally accepted auditing standards in the United Kingdom and the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion. In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SGB Group PLC. and its subsidiaries as of 31 December 1999, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles in the United Kingdom.

Generally accepted accounting principles in the United Kingdom vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected net income for the year ended 31 December 1999 and stockholders' equity at 31 December 1999 to the extent summarized in Note 25 to the consolidated financial statements.



KPMG Audit Plc
Registered Auditor
Chartered accountants
London, 6 March 2000

CONSOLIDATED PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 DECEMBER 1999

                                                                                      AFTER                              BEFORE
                                                                                EXCEPTIONAL        EXCEPTIONAL      EXCEPTIONAL
                                                                                      ITEMS              ITEMS            ITEMS
                                                                                       1999               1999             1999
                                                                                     (POUND             (POUND           (POUND
                                                                     NOTE        STERLING)m         STERLING)m       STERLING)m
                                                                     -----            -----            -----            -----
TURNOVER
Group and share of joint venture                                         1            282.9             --              282.9
Less: Share of joint venture                                                           (9.5)            --               (9.5)
------------------------------------------------------------------------------------------------------------------------------
Group turnover                                                                        273.4             --              273.4
------------------------------------------------------------------------------------------------------------------------------
GROUP OPERATING PROFIT                                                                 28.1             --               28.1
Share of operating profit of joint venture                                              0.4                               0.4
Exceptional items:
- Sale of French operation                                                              0.5              0.5             --
- Goodwill on French disposal previously written off                                   (5.6)            (5.6)            --
------------------------------------------------------------------------------------------------------------------------------
Net loss on sale of French operations                                                  (5.1)            (5.1)            --
------------------------------------------------------------------------------------------------------------------------------
PROFIT ON ORDINARY ACTIVITIES BEFORE INTEREST                            2             23.4             (5.1)            28.5
Net interest payable                                                     4             (1.9)            --               (1.9)
------------------------------------------------------------------------------------------------------------------------------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION                                          21.5             (5.1)            26.6
Taxation                                                                 5             (8.1)            --               (8.1)
------------------------------------------------------------------------------------------------------------------------------
PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION                                           13.4             (5.1)            18.5
Equity minority interests                                                              (0.1)            --               (0.1)
------------------------------------------------------------------------------------------------------------------------------
PROFIT FOR THE FINANCIAL YEAR                                            7             13.3             (5.1)            18.4
Dividends paid and proposed                                              6             (6.6)            --               (6.6)
------------------------------------------------------------------------------------------------------------------------------
RETAINED PROFIT FOR THE YEAR                                                            6.7             (5.1)            11.8
------------------------------------------------------------------------------------------------------------------------------

DILUTED EARNINGS PER SHARE (PENCE)                                                    17.7p             --              24.5p

BASIC EARNINGS PER SHARE (PENCE)                                                      17.9p             --              24.8p

DILUTED WEIGHTED AVERAGE NUMBER OF SHARES                                8            75.1m             --              75.1m

BASIC WEIGHTED AVERAGE NUMBER OF SHARES                                  8            74.1m             --              74.1m

CONSOLIDATED BALANCE SHEET
AS AT 31 DECEMBER 1999

                                                                                       1999
                                                                                     (POUND
                                                                    NOTE         STERLING)m
------------------------------------------------------------------------------------------
FIXED ASSETS
Tangible fixed assets                                                 9             141.9

Investment in joint venture
     Share of gross assets                                                            1.5
     Share of gross liabilities                                                      (0.9)
------------------------------------------------------------------------------------------
                                                                      9               0.6

Other Investments                                                     9               1.6
------------------------------------------------------------------------------------------
                                                                                    144.1

CURRENT ASSETS
Stocks and work in progress                                          10              22.0
Debtors                                                              11              80.8
Cash at bank and in hand                                             19              15.0
------------------------------------------------------------------------------------------
                                                                                    117.8
CREDITORS - AMOUNTS FALLING DUE WITHIN ONE YEAR
External borrowings                                                  19             (46.7)
Creditors                                                            12             (72.0)
------------------------------------------------------------------------------------------
                                                                                    (118.7)
------------------------------------------------------------------------------------------
NET CURRENT (LIABILITIES)/ASSETS                                                     (0.9)
TOTAL ASSETS LESS CURRENT LIABILITIES                                               143.2
CREDITORS - AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR
External borrowings                                                  19              (2.1)
PROVISIONS FOR LIABILITIES AND CHARGES                               13             (14.5)
------------------------------------------------------------------------------------------
NET ASSETS                                                                          126.6
------------------------------------------------------------------------------------------

CAPITAL AND RESERVES
Share capital                                                        14              30.0
Share premium account                                                15              47.8
Revaluation reserve                                                  15               4.0
Other non-distributable reserves                                     15              --
Profit and loss account                                              15              44.7
------------------------------------------------------------------------------------------
EQUITY SHAREHOLDERS' FUNDS                                                          126.5
EQUITY MINORITY INTERESTS                                            16               0.1
------------------------------------------------------------------------------------------
                                                                                    126.6
------------------------------------------------------------------------------------------

These accounts were approved by the Board on 6 March 2000 and signed on its behalf by:
R Stokell Chief Executive
S Yapp Finance Director

CONSOLIDATED CASH FLOW STATEMENT
FOR THE YEAR ENDED 31 DECEMBER 1999

                                                                                                   YEAR
                                                                                                  ENDED
                                                                                                 31 DEC
                                                                                                   1999
                                                                                                 (POUND
                                                                                  NOTE       STERLING)m
-------------------------------------------------------------------------------------------------------
NET CASH INFLOW FROM OPERATING ACTIVITIES                                          17             35.3
Dividends received from Joint Venture                                                              0.3
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received                                                                                  0.4
Interest paid                                                                                     (1.9)
-------------------------------------------------------------------------------------------------------
NET CASH OUTFLOW FROM RETURNS ON INVESTMENTS AND
SERVICING OF FINANCE                                                                              (1.5)
-------------------------------------------------------------------------------------------------------
TAXATION                                                                                          (5.6)
CAPITAL EXPENDITURE
Purchase of fixed assets                                                                         (57.6)
Sale of fixed assets           - land and buildings                                                0.9
                               - other                                                            14.4
-------------------------------------------------------------------------------------------------------
NET CASH OUTFLOW FROM CAPITAL EXPENDITURE                                                        (42.3)
-------------------------------------------------------------------------------------------------------
ACQUISITIONS AND DISPOSALS
Purchase of subsidiary and other undertakings                                                       --
Purchase of ESOT shares                                                                             --
Sale of businesses                                                                 18              6.1
-------------------------------------------------------------------------------------------------------
NET CASH INFLOW/(OUTFLOW) FROM ACQUISITIONS
AND DISPOSALS                                                                                      6.1
-------------------------------------------------------------------------------------------------------
Equity dividends paid          - final                                                            (3.3)
                               - interim                                                          (2.6)
-------------------------------------------------------------------------------------------------------
NET CASH (OUTFLOW)/INFLOW BEFORE USE OF LIQUID RESOURCES
AND FINANCING                                                                                    (13.6)
-------------------------------------------------------------------------------------------------------
NET CASH INFLOW/(OUTFLOW) FROM THE MANAGEMENT OF
LIQUID RESOURCES                                                                   19a            18.3

NET CASH INFLOW FROM FINANCING                                                     19b             1.6
-------------------------------------------------------------------------------------------------------
NET INCREASE/(DECREASE) IN CASH                                                                    6.3
-------------------------------------------------------------------------------------------------------

CONSOLIDATED STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES
FOR THE YEAR ENDED 31 DECEMBER 1999

                                                                                                               YEAR
                                                                                                       ENDED 31 DEC
                                                                                                               1999
                                                                                                  (POUND STERLING)m
-------------------------------------------------------------------------------------------------------------------
Profit for the financial year                                                                             13.3
Revaluation of land and buildings                                                                         --
Currency translation differences on foreign currency net investments taken
directly to reserves                                                                                      (0.9)
--------------------------------------------------------------------------------------------------------------------
TOTAL GAINS AND LOSSES RECOGNISED IN THE YEAR                                                             12.4
--------------------------------------------------------------------------------------------------------------------

The actual recognised gains and losses in 1999 include a tax charge on currency translation differences arising on foreign currency borrowings of (pound sterling) 0.1 million. It is currently the Group's policy to hedge overseas assets by the use of currency borrowings which amounted to (pound sterling) 40.0 million at 31 December 1999.

There were no material differences between the results shown in the profit and loss account and the results calculated in the historical cost basis.


RECONCILIATION OF MOVEMENTS IN CONSOLIDATED EQUITY SHAREHOLDERS' FUNDS FOR THE YEAR ENDED 31 DECEMBER 1999

                                                                                                         1999
                                                                                                       (POUND
                                                                                                   STERLING)m
------------------------------------------------------------------------------------------------------------
Profit for the financial year                                                                           13.3
Dividends                                                                                               (6.6)
------------------------------------------------------------------------------------------------------------
                                                                                                         6.7
Fixed asset revaluation                                                                                 --
Goodwill charged to the Profit and Loss Account                                                          5.6
Foreign exchange movements                                                                              (0.9)
------------------------------------------------------------------------------------------------------------
NET ADDITION TO SHAREHOLDERS' FUNDS                                                                     11.4
Opening shareholders' funds                                                                            115.1
------------------------------------------------------------------------------------------------------------
Closing shareholders' funds                                                                            126.5
------------------------------------------------------------------------------------------------------------

ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The consolidated accounts of the Group are prepared under the historical cost convention (modified by the revaluation of certain land and buildings and investments in subsidiaries) and in accordance with applicable accounting standards.

BASIS OF PREPARATION

Unless otherwise stated, the acquisition method of accounting has been adopted. Where subsidiary undertakings are acquired or sold during the year the consolidated profit and loss account includes the results for the part of the year for which they were subsidiary undertakings. The Group's share of operating profits, net interest payable and taxation of joint ventures is separately included in the Group profit and loss account using the equity accounting method, based on the latest available audited accounts after appropriate adjustment to achieve uniformity of accounting policies.

The Company carries its investments in subsidiaries at a valuation equal to the underlying net asset value of the subsidiary.

FOREIGN CURRENCIES

Assets and liabilities denominated or recorded in foreign currencies are translated into Sterling at rates of exchange ruling at the balance sheet date. Trading results are translated at the average rates for the year. Exchange differences arising on foreign currency net investments are taken directly to reserves, whereas the exchange differences arising in the ordinary course of trading are included in the profit and loss account.

The main exchange rates used for translation purposes (other than those subject to hedging activities or fixed contractual rates) are as follows:

                                                                        Average rates                        Year end rates
                                                                             1999                                 1999
---------------------------------------------------------------------------------------------------------------------------
U.S. Dollar                                                                   1.62                                1.61
French Franc                                                                  9.97                               10.55
Dutch Guilder                                                                 3.35                                3.54
Hong Kong Dollar                                                             12.56                               12.53

TURNOVER

Turnover represents the invoiced value for goods and services supplied during the year and excludes sales taxes. Turnover from hire of equipment is recognised on a straight line basis over the period of hire. Turnover from the sale of equipment is recognised on the date of sale.

TANGIBLE FIXED ASSETS

At 31 December 1998 the Group's UK properties were revalued by Gooch Webster, Chartered Surveyors on the basis of open market value for existing use and in accordance with the Royal Institution of Chartered Surveyors' Statement of Asset Valuation Practice and Guidance Notes. Any impairment loss on revalued fixed assets caused by the consumption of economic benefits are recognised in the profit and loss account. Surpluses, and deficits to the extent that reserves already exist, are taken to non-distributable reserves.

DEPRECIATION OF TANGIBLE FIXED ASSETS

No depreciation is provided on land. Buildings are depreciated over the lower of 50 years or the life of the lease by equal annual instalments. Vehicles, plant and machinery are depreciated over a period ranging mainly between 3 and 7 years with weighting where appropriate to recognise the impact of obsolescence. Equipment for hire is depreciated to its residual value over a period of between 2 and 20 years by equal annual instalments depending on product type.

LEASES

Assets which are the subject of finance leases together with the corresponding lease obligations are capitalised. The assets are depreciated as described above and the finance charge element of each lease payment, representing a constant interest rate on the reducing obligation is charged to the profit and loss account. Payments under operating leases are charged to the profit and loss account in the period to which they refer.

TAXATION

Deferred taxation is accounted for by using the liability method in relation to timing differences in respect of which there is a reasonable probability that they will reverse in the foreseeable future without being replaced by similar differences. No provision is made for taxation arising on distribution of profits retained by overseas resident subsidiary undertakings.

STOCKS

Stocks are stated at the lower of cost and net realisable value. In determining the cost of raw materials, consumables and goods purchased for resale, the weighted average purchase price is used.

PENSION FUNDING

The Company and its subsidiary undertakings operate various pension schemes financed, with certain exceptions, through separate trustee administered funds. The expected costs of providing pensions are recognised on a systematic and rational basis over the expected service lives of current employees, in accordance with established actuarial practice.

RESEARCH AND DEVELOPMENT

Research and development expenditure is charged to the profit and loss account in the year in which it is incurred.

GOODWILL

Purchased goodwill (both positive and negative) arising on consolidation in respect of acquisitions before 1 January 1998, when FRS 10 Goodwill and intangible assets was adopted, was written off to reserves in the year of acquisition. When a subsequent disposal occurs any related goodwill previously written off to reserves is written back through the profit and loss account as part of the profit or loss on disposal.

Purchased goodwill (representing the excess of the fair value of the consideration given over the fair value of the separable net assets acquired) arising on consolidation in respect of acquisitions since 1 January 1998 is capitalised. Positive goodwill is amortised to nil by equal annual instalments over its estimated useful life.

Negative goodwill arising on consolidation in respect of acquisitions since 1 January 1998 is included within fixed assets and released to the profit and loss account in the periods in which the fair values of the non-monetary assets purchased on the same acquisition are recovered, whether through depreciation or sale.

NOTES TO THE ACCOUNTS

1          SEGMENTAL INFORMATION

                                                                              YEAR
                                                                      ENDED 31 DEC
                                                                              1999
                                                                 (POUND STERLING)m
TURNOVER (i) (ii) (iii)
----------------------------------------------------------------------------------
UK Operations                                                           163.4
Joint Venture - UK Operations                                             9.5
SGB International                                                        44.4
SGB North Europe                                                         44.3
SGB South Europe                                                         21.3
----------------------------------------------------------------------------------
                                                                        282.9
----------------------------------------------------------------------------------

PROFIT ON ORDINARY ACTIVITIES BEFORE INTEREST AND TAX (PBIT)
UK Operations                                                            20.0
Joint Venture - UK Operations                                             0.4
SGB International                                                         6.8
SGB North Europe                                                          3.0
SGB South Europe                                                          1.2
----------------------------------------------------------------------------------
                                                                         31.4
Central costs                                                            (2.9)
----------------------------------------------------------------------------------
PBIT BEFORE EXCEPTIONAL ITEMS                                            28.5
Exceptional Items (SGB South Europe)                                     (5.1)
----------------------------------------------------------------------------------
PBIT AFTER EXCEPTIONAL ITEMS                                             23.4
----------------------------------------------------------------------------------

ASSETS EMPLOYED
UK Operations                                                           107.1
Joint Venture - UK Operations                                             0.6
SGB International                                                        34.7
SGB North Europe                                                         19.3
SGB South Europe                                                         11.6
Centre                                                                    4.7
----------------------------------------------------------------------------------
TOTAL ASSETS EMPLOYED                                                   178.0
Net borrowings                                                          (33.8)
Taxation and dividends                                                  (17.6)
----------------------------------------------------------------------------------
NET ASSETS                                                              126.6
----------------------------------------------------------------------------------

(i) The operations of the Group comprise only one segmental class of business being the supply of access and related products and services.

(ii) Turnover by geographical destination is not materially different from turnover by geographical origin.

(iii) SGB divisions are operated on a geographic basis. SGB Youngman serves the UK market, SGB North Europe serves Northern Europe (excluding the UK), SGB South Europe serves France and Belgium and SGB International serves the rest of the world. Central costs are attributable to the UK head office operations.

NOTES TO THE ACCOUNTS CONTINUED

2          PROFIT ON ORDINARY ACTIVITIES BEFORE INTEREST AND TAX (PBIT)

                                                                                  1999
                                                                     (POUND STERLING)m
--------------------------------------------------------------------------------------
Group turnover                                                             273.4
--------------------------------------------------------------------------------------

Change in stocks                                                             4.1
Raw materials and consumables                                              (80.9)
Research and development                                                    (0.9)
Staff costs (Note 3)                                                       (90.4)
Depreciation                                                               (18.1)
Auditors' remuneration:
- audit fees (Company audit fee: (pound sterling) 5,000)                    (0.5)
- non audit work - UK (fees paid to auditor and its associates)             (1.2)
Operating lease charges for plant and machinery                             (4.7)
Operating lease charges for land and buildings                              (4.6)
Other operating charges                                                    (48.1)
Share of operating profit of joint venture                                   0.4
--------------------------------------------------------------------------------------
                                                                           (244.9)
--------------------------------------------------------------------------------------

PBIT before exceptional items                                               28.5
Exceptional items                                                           (5.1)
--------------------------------------------------------------------------------------
PBIT after exceptional items                                                23.4
--------------------------------------------------------------------------------------

3          EMPLOYEES

                                                                              1999
---------------------------------------------------------------------------------------
The average weekly number of employees, including directors, was:             4,390

                                                                               1999
                                                                  (POUND STERLING)m
---------------------------------------------------------------------------------------
Payroll costs were:
Wages and salaries                                                             78.1
Social security costs                                                           9.9
Other pension costs (Note 21)                                                   2.4
---------------------------------------------------------------------------------------
                                                                               90.4
---------------------------------------------------------------------------------------

NOTES TO THE ACCOUNTS CONTINUED

Details of Directors basic salaries and fees, annual performance related bonuses and other benefits are shown in the following Table (a) entitled Directors' Emoluments. Details of share options held by the Directors are shown in Table
(b) and Table (c) outlines the Executive Directors' pension provisions.

The total emoluments of the Directors, excluding pension contributions, during the financial year to 31 December 1999 were as follows:

Table (a) Directors' Emoluments

                                        Basic salary/            Bonus      Other benefits           Total
                                                 fees             1999     (excl. pension)            1999
                                                 1999                                 1999

                                      (POUND STERLING) (POUND STERLING)    (POUND STERLING) (POUND STERLING)
-----------------------------------------------------------------------------------------------------------
Non-Executive Directors

K J Minton                                     80,000               -                     -          80,000
J C Gains                                      26,500               -                     -          26,500
M R B Gatenby                                  26,500               -                     -          26,500
P W Harrisson                                  26,500               -                     -          26,500
A H Moore                                      26,500               -                     -          26,500

Executive Directors

R Stokell                                     190,000          32,820                12,465         235,285
K L Mansell                                   135,140          22,612                10,630         168,382
A J Scull                                     115,500          19,692                10,688         145,880
S Yapp                                        127,500          22,974                 7,565         158,039
-----------------------------------------------------------------------------------------------------------
Total emoluments                              754,140          98,098                41,348         893,586
-----------------------------------------------------------------------------------------------------------

Fees paid to John Mowlem & Company PLC ("Mowlem") in respect of Messrs J C Gains and A H Moore who are also directors of Mowlem.

NOTES TO THE ACCOUNTS CONTINUED

SHARE OPTIONS

Options over ordinary shares in SGB Group PLC have been granted under The SGB Group PLC Discretionary Share Option Scheme 1997 ("the 1997 Scheme") in which the Executive Directors and other senior executives participate. The 1997 Scheme consists of two parts; Part I, which is approved by the Inland Revenue, and Part II, which is unapproved. This Scheme grants options at the closing market price for the business day immediately preceding the date of grant. The exercise of any options granted under either part of the 1997 Scheme are subject to an earnings per share condition to ensure that such options may only be exercised provided that the growth in the Company's earnings per ordinary share has exceeded the growth in the Retail Price Index by at least 6 per cent over the period of three consecutive years following the date of the grant of the option. Options granted under Part I of the 1997 Scheme are normally exercisable between 3 and 10 years from the date of grant and those granted under Part II are normally exercisable between 3 and 7 years from the date of grant.

Options over the ordinary shares in SGB Group PLC have also been granted under a UK SAYE Scheme, The SGB Group PLC Sharesave Scheme 1997, in which all eligible UK employees are invited to participate. This SAYE Scheme grants options at a maximum discount of 20% to the market price at the time of the grant, which are normally exercisable after the expiry of 3 years from the date of grant.

The closing mid-market price of the shares as at 31 December 1999 and the highest and lowest mid-market prices during the financial year were:

           As at 31 December 1999         263.5 pence
           High                           315.0 pence         (26 May 1999 - 7 June 1999)
           Low                            179.0 pence         (29 January 1999)

NOTES TO THE ACCOUNTS CONTINUED

The terms of the Schemes that grant options over the Company's shares have been approved by the shareholders of the Company.

Table (b) - Share options

                                 At 1/1/99       Granted                                        Option
                               (or date of        during              At           Grant         price                 Exercise
                              appointment)          year        31/12/99            date       (pence)                   Period
-------------------------------------------------------------------------------------------------------------------------------
Non-Executive Directors:

KJ Minton                                -        4,443*          4,443*        28/10/99         218.0       1/12/02 to 31/5/03

JC Gains                                 -             -               -

MRB Gatenby                         5,954*                        5,954*        31/10/97         131.0        1/1/01 to 30/6/01
                                                    888*            888*        28/10/99         218.0       1/12/02 to 31/5/03

PW Harrisson                        2,232*                        2,232*        31/10/97         131.0        1/1/01 to 30/6/01
                                                  3,110*          3,110*        28/10/99         218.0       1/12/02 to 31/5/03

AH Moore                                 -                             -

Executive Directors:
R Stokell                           7,442*                        7,442*        31/10/97         131.0        1/1/01 to 30/6/01
                                   19,230+                       19,230+         26/6/97         156.0       26/6/00 to 25/6/07
                                  298,077++                     298,077++        26/6/97         156.0       26/6/00 to 25/6/04
                                                 71,175++        71,175++        14/9/99         285.0       14/9/02 to 13/9/06

KL Mansell                          7,442*                        7,442*        31/10/97         131.0        1/1/01 to 30/6/01
                                  246,153++                     246,153++        26/6/97         156.0       26/6/00 to 25/6/04
                                                 48,350++        48,350++        14/9/99         285.0       14/9/02 to 13/9/06

AJ Scull                            7,442*                        7,442*        31/10/97         131.0        1/1/01 to 30/6/01
                                  201,923++                     201,923++        26/6/97         156.0       26/6/00 to 25/6/04
                                                 42,105++        42,105++        14/9/99         285.0       14/9/02 to 13/9/06

S Yapp                              5,954*                        5,954*        31/10/97         131.0      1/1/2001 to 30/6/01
                                                    888*            888*        28/10/99         218.0       1/12/02 to 31/5/03
                                   19,230+                       19,230+         26/6/97         156.0       26/6/00 to 25/6/07
                                  182,693++                     182,693++        26/6/97         156.0       26/6/00 to 25/6/04
                                                 49,128++        49,128++        14/9/99         285.0       14/9/02 to 13/9/06
-------------------------------------------------------------------------------------------------------------------------------
Total                            1,003,772       220,087       1,223,859
-------------------------------------------------------------------------------------------------------------------------------

*      Denotes options granted under The SGB Group PLC Sharesave Scheme 1997
+ Denotes options granted under The SGB Group PLC Discretionary Share Option Scheme 1997 (Part I)
++ Denotes options granted under The SGB Group PLC Discretionary Share Option Scheme 1997 (Part II)

None of the Directors exercised any options during the year.

NOTES TO THE ACCOUNTS CONTINUED

DIRECTORS' REPORT ON REMUNERATION CONTINUED

TABLE (c) - PENSIONS

Name of Director     Total accrued   Increase in accrued   Transfer value of             Directors  Company contribution payable for
                        pension at   pension during year            increase   contribution during                          the year
                          31.12.99                                                          period

                          Note (3)              Note (1)            Note (2)              Note (7)
                  (POUND STERLING)      (POUND STERLING)    (POUND STERLING)      (POUND STERLING) (POUND STERLING) (POUND STERLING)
                        SGB Scheme            SGB Scheme          SGB Scheme           SGB Scheme       SGB Scheme         FURBS
------------------------------------------------------------------------------------------------------------------------------------
R Stokell                    9,563                 3,034              44,092                12,708          12,759        94,231
KL Mansell                 107,345                12,686             214,400                10,070          28,597             -
AJ Scull                     4,314                 1,731              15,062                 7,385          12,759        11,888
S Yapp                       7,328                 2,675              22,967                 8,292          12,759        14,163
                                                                                                    --------------- ----------------
                                                                                                            66,874       120,282
                                                                                                    --------------- ----------------

1. The increase in accrued pension during the year excludes any increase for inflation.

2. The transfer value has been calculated on the basis of actuarial advice in accordance with the Actuarial Guidance Note GN11, less Director's contributions.

3. The pension entitlement shown is that which would be paid annually on retirement, based on service to the end of the year, and excludes any increase for inflation.

4. Members of the scheme have the option to pay Additional Voluntary Contributions; neither the contributions nor the resulting benefits are included in the above table.

5. Details of the SGB Scheme and FURBS may be found in Note 21 to the Accounts.

6. The accrued pension as at 31 December 1998 in respect of Mr R Stokell, the highest paid Director, was (pound sterling) 6,327.

7. In addition, charges amounting to (pound sterling) 25,491 for Mr Stokell, (pound sterling) 2,250 for Mr Scull and (pound sterling) 2,547 for Mr Yapp are included in the 1999 Profit & Loss Account, arising from the late payment of contributions relating to 1996, 1997 and 1998.

Company contributions to pension schemes totaled (pound sterling) 187,156 made up of (pound sterling) 66,874 in respect of the SGB Scheme (4 directors) and (pound sterling) 120,282 in respect of the FURBS (3 directors).

NOTES TO THE ACCOUNTS CONTINUED

DIRECTORS' REPORT ON REMUNERATION CONTINUED

INTERESTS IN THE SHARES OF JOHN MOWLEM & COMPANY PLC

As at the 31 December 1999, Messrs J C Gains and A H Moore were Directors of John Mowlem & Company PLC ("Mowlem"), the Company's ultimate parent company. Their interests and those of their families in the ordinary shares of 25 pence each of Mowlem are disclosed in the Report and Accounts of that company.

The interest of Messrs K J Minton and K L Mansell and their families in the ordinary shares of 25 pence each of Mowlem are as follows:

                                                                                     31 DECEMBER 1999        1 January 1999
------------------------------------------------------------ -----------------------------------------  -------------------
                                                                                               NUMBER                Number
Ordinary shares of 25 p each in Mowlem:

Mr K J Minton                                                                                  13,359             537,855
Mr K L Mansell                                                                                 24,715               6,119

Mr K J Minton does not hold any share options over the ordinary shares in Mowlem. The interest of Mr K L Mansell and their families in options over the ordinary shares of 25 pence each in Mowlem are as follows:

                                                                                                Option
                                              Lapsed (L)/     At 31/12/99           Grant        price                     Exercise
Scheme                        At 1/1/99     Exercised (E)                            date       (pence)                      period
                                              during year
----------------------- ---------------- ----------------- --------------- --------------- ------------- ---------------------------
MOWLEM EXECUTIVE SHARE
OPTION SCHEME 1985
                                  5,242                             5,242          3/5/90        295.67            3/5/93 to 2/5/00
                                 20,571                            20,571          7/5/92        157.50            7/5/95 to 6/5/02
                                 18,000         18,000 E*               -         28/9/94        102.00          28/9/97 to 27/9/04
----------------------- ---------------- ----------------- --------------- --------------- ------------- ---------------------------
                                 43,813            18,000          25,813
----------------------- ---------------- ----------------- --------------- --------------- ------------- ---------------------------

* exercised on 1 April 1999.  Market price at the date of exercise was 116.5p.

The total gain made by Mr Mansell on the exercise of his Mowlem share options was (pound sterling) 2,610 (1998: (pound sterling)nil).

MARKET PRICE OF MOWLEM ORDINARY SHARES
The middle market price of a Mowlem ordinary share during the year was in the range 97.5p to 154.0p, and at 31 December 1999 was 118.0p.

NOTES TO THE ACCOUNTS CONTINUED

4          NET INTEREST PAYABLE

                                                                                                                   1999
                                                                                                                  (POUND
                                                                                                              STERLING)m
---------------------------------------------------------------------------------------------------------------------------
Interest payable on bank loans and overdrafts and other loans repayable within
five years                                                                                                         (2.3)
Interest receivable                                                                                                 0.4
---------------------------------------------------------------------------------------------------------------------------
Net interest payable                                                                                               (1.9)
---------------------------------------------------------------------------------------------------------------------------

5          TAXATION

                                                                                                                    1999
                                                                                                                  (POUND
                                                                                                              STERLING)m
---------------------------------------------------------------------------------------------------------------------------
United Kingdom:
Corporation tax at 30.25%                                                                                            3.6
Deferred taxation                                                                                                    1.3
---------------------------------------------------------------------------------------------------------------------------
                                                                                                                     4.9
Overseas taxation                                                                                                    3.1
---------------------------------------------------------------------------------------------------------------------------
The Company and its subsidiary undertakings                                                                          8.0
Joint venture                                                                                                        0.1
---------------------------------------------------------------------------------------------------------------------------
                                                                                                                     8.1
---------------------------------------------------------------------------------------------------------------------------

6          DIVIDENDS PAID AND PROPOSED


                                                                                                                    1999
                                                                                                                  (POUND
                                                                                                              STERLING)m
---------------------------------------------------------------------------------------------------------------------------
Interim dividend - 3.4p per share (1998: 2.9p per share)                                                             2.6
Final proposed - 5.4p per share (1998: 4.4p per share)                                                               4.0
---------------------------------------------------------------------------------------------------------------------------
                                                                                                                     6.6
---------------------------------------------------------------------------------------------------------------------------

The final proposed dividend per share is calculated on 75,053,008 shares although it is recognised that the ESOT has waived its right to dividends on the 913,209 shares it holds.

7          PROFIT ATTRIBUTABLE TO MEMBERS OF THE PARENT COMPANY

The profit for the financial year dealt with in the accounts of the parent company is (pound sterling) 8.0m. As permitted by Section 230 of the Companies Act 1985, the Company has not presented its own profit and loss account.

NOTES TO THE ACCOUNTS CONTINUED

8    EARNINGS PER SHARE

The calculation of earnings per share has been prepared in accordance with FRS14, Accounting for Earnings per Share, and is based on profit before exceptional items attributable to shareholders of (pound sterling) 18.4 million. Earnings after exceptionals were (pound sterling) 13.3 million.

The weighted average number of shares has been calculated as follows:

                                                                                                                        1999
----------------------------------------------------------------------------------------------------------- -----------------
Weighted average shares in issue                                                                                  75,028,374
Less weighted average ESOT shares not ranking for dividend                                                         (913,209)
----------------------------------------------------------------------------------------------------------- -----------------
Weighted average shares used for basic earnings per share                                                         74,115,165
Adjustment for share options granted but not yet exercised                                                           979,963
----------------------------------------------------------------------------------------------------------- -----------------
Weighted average shares used for diluted earnings per share                                                       75,095,128
----------------------------------------------------------------------------------------------------------- -----------------

9          TANGIBLE FIXED ASSETS

GROUP                                                          Owned              Leased
                                                              vehicles,          vehicles,
                                             Land and         plant and          plant and           Equipment
                                            buildings         machinery          machinery            For hire              Total
                                    (POUND STERLING)m  (POUND STERLING)m  (POUND STERLING)m  (POUND STERLING)m  (POUND STERLING)m
----------------------------------- ------------------- ------------------ ----------------- ----------------- ------------------
COST OR VALUATION
At 1 January 1999                            28.4                33.0             4.5                149.6         215.5
Currency translation                        (0.2)               (0.2)           (0.2)                (3.3)         (3.5)
Additions                                     6.3                 3.3             1.8                 46.2          57.6
Disposals                                   (4.3)               (5.8)               -               (18.8)        (28.9)
----------------------------------- ------------------- ------------------ ----------------- ----------------- ------------------
At 31 December 1999                          30.2                30.7             6.1                173.7         240.7
----------------------------------- ------------------- ------------------ ----------------- ----------------- ------------------
DEPRECIATION
At 1 January 1999                           (5.3)              (22.1)           (2.3)               (69.0)        (98.7)
Currency translation                          0.2                   -               -                  1.8           2.0
Reclassification                                -                 1.6           (1.6)                    -             -
Disposals                                     1.7                 4.5               -                  9.8          16.0
Depreciation provided during the
     year                                    (0.7)               (2.7)           (0.2)               (14.5)        (18.1)
----------------------------------- ------------------- ------------------ ----------------- ----------------- ------------------
At 31 December 1999                         (4.1)              (18.7)           (4.1)               (71.9)        (98.8)
----------------------------------- ------------------- ------------------ ----------------- ----------------- ------------------
NET BOOK VALUE
31 DECEMBER 1999                             26.1                12.0             2.0                101.8         141.9
----------------------------------- ------------------- ------------------ ----------------- ----------------- ------------------

The capital value of powered access equipment held under operating leases at 31 December 1999 was (pound sterling) 23.0 million.

The above analysis includes freehold land at cost or valuation not subject to depreciation of (pound sterling) 13.8 million.

NOTES TO THE ACCOUNTS CONTINUED

9          TANGIBLE FIXED ASSETS CONTINUED


At 31 December 1998 the Group's UK properties were revalued by Gooch Webster, Chartered Surveyors on the basis of open market value for existing use and in accordance with the Royal Institution of Chartered Surveyors' Statement of Asset Valuation Practice and Guidance Notes

THE NET BOOK VALUE OF LAND AND BUILDINGS COMPRISES:

                                                                                     1999
                                                                                   (POUND
                                                                               STERLING)m
                                                                                   ------
Freehold                                                                             22.8
Long leasehold                                                                        1.7
Short leasehold                                                                       1.6
                                                                                   ------
                                                                                     26.1
                                                                                   ------

PARTICULARS RELATING TO REVALUED ASSETS ARE GIVEN BELOW:

                                                                                     1999
                                                                                   (POUND
                                                                               STERLING)m
                                                                                   ------
Analysis of land and buildings:
Cost                                                                                 10.8
1998 valuation                                                                       19.4
                                                                                   ------
                                                                                     30.2
                                                                                   ------

If land and buildings had not been revalued, they would have been included at the following book values:

                                                                                     1999
                                                                                   (POUND
                                                                               STERLING)m
                                                                                   ------
Cost                                                                                 27.4
Depreciation thereon                                                                 (4.8)
                                                                                   ------
Historical cost net book value                                                       22.6
                                                                                   ------

GROUP
FIXED ASSET INVESTMENTS - JOINT VENTURE:

                                                                                     1999
                                                                                   (POUND
                                                                               STERLING)m
                                                                                   ------
SALAMIS SGB LIMITED
At 1 January                                                                          0.6
Share of profit after tax                                                             0.3
Dividends received                                                                   (0.3)
                                                                                   ------
At 31 December                                                                        0.6
                                                                                   ------

OTHER INVESTMENTS
During 1998 the Company established an Employee Share Ownership Trust (ESOT) details of which are given in note 14 to the Accounts. As at 31 December 1999 the ESOT had purchased 913,209 SGB Group PLC ordinary shares with a cost of (pound sterling) 1.6 million at prices ranging from 153 pence to 180 pence per share.

10         STOCKS AND WORK IN PROGRESS

                                                                                                               1999
                                                                                                             (POUND
                                                                                                         STERLING)m
                                                                                                             ------
Raw materials and consumables                                                                                   2.9
Work in progress                                                                                                2.8
Finished goods and goods for resale                                                                            16.3
                                                                                                             ------
                                                                                                               22.0
                                                                                                             ------

11         DEBTORS

                                                                                                               1999
                                                                                                             (POUND
                                                                                                         STERLING)m
                                                                                                             ------
Falling due within one year:
    Trade debtors
       - third parties                                                                                         60.5
       - John Mowlem & Company PLC                                                                              0.8
                                                                                                             ------
                                                                                                               61.3
    Assets held for resale                                                                                      8.2
    Other debtors                                                                                               2.5
    Prepayments and accrued income                                                                              8.8
                                                                                                             ------
                                                                                                               80.8
Falling due after one year:
    Trade debtors                                                                                              --
                                                                                                             ------
Total debtors                                                                                                  80.8
                                                                                                             ------

Assets held for resale are powered access equipment acquired which had not been placed under operating leases by 31 December 1999.

NOTES TO THE ACCOUNTS CONTINUED




12       CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

------------------------------------------------------------------------------------
                                                                                1999
                                                                   (POUND STERLING)m
------------------------------------------------------------------------------------
Trade creditors
       - third parties                                                        (31.4)
       - John Mowlem & Company PLC                                             (0.2)
------------------------------------------------------------------------------------
                                                                              (31.6)
       - Corporation tax                                                       (4.0)
       - Other taxation and social security                                    (6.5)
       - Financial instruments including bills of exchange                     (0.7)
       - Powered Access equipment creditors                                   (10.3)
       - Other creditors                                                       (5.5)
       - Accruals and deferred income                                          (9.4)
       - Dividends payable                                                     (4.0)
------------------------------------------------------------------------------------
                                                                              (72.0)
------------------------------------------------------------------------------------

13       PROVISIONS FOR LIABILITIES AND CHARGES

--------------------------------------------------------------------------------
                                                                        1999
                                                           (POUND STERLING)m
--------------------------------------------------------------------------------
Deferred taxation:
Accelerated capital allowances                                         (6.0)
Other timing differences                                                0.3
Overseas deferred tax                                                  (3.9)
--------------------------------------------------------------------------------
                                                                       (9.6)
Pension provision (Note 21)                                              --
Other                                                                  (4.9)
--------------------------------------------------------------------------------
                                                                      (14.5)
--------------------------------------------------------------------------------


Movements on provisions during the year were as follows:

                                   Deferred
                                        Tax            Pensions               Other                Total
                          (POUND STERLING)m   (POUND STERLING)m   (POUND STERLING)m    (POUND STERLING)m
--------------------------------------------------------------------------------------------------------
At 1 January 1999                     (7.3)               (1.8)               (5.7)               (14.8)
Net charge for the year               (2.3)                 --                  --                 (2.3)
Utilised                                --                 1.8                 0.8                  2.6
--------------------------------------------------------------------------------------------------------
AT 31 DECEMBER 1999                   (9.6)                 --                (4.9)               (14.5)
--------------------------------------------------------------------------------------------------------

Other provisions include insurance and property dilapidation provisions.

The full potential liability to deferred tax is as follows:

                                                                            1999
                                                               (POUND STERLING)m
--------------------------------------------------------------------------------
Accelerated capital allowances (UK and Overseas)                          (10.2)
Other timing differences (UK and Overseas)                                 (0.5)
--------------------------------------------------------------------------------
                                                                          (10.7)
--------------------------------------------------------------------------------

NOTES TO THE ACCOUNTS CONTINUED




14       SHARE CAPITAL

                                                               1999
                                                     Number     (POUND STERLING)
--------------------------------------------------------------------------------
Authorised:
Ordinary shares of 40p each                        100,000,000     40,000,000
Allotted, issued and fully paid:                    75,053,008     30,021,203

SHARE OPTION SCHEMES

The Company operates a Sharesave Scheme (The SGB Group PLC Sharesave Scheme
1997) which is savings-related and enables those eligible to participate to invest up to a maximum permitted level of (POUND STERLING)250 per month. In addition, a Discretionary Share Option Scheme (The SGB Group PLC Discretionary Share Option Scheme 1997 (Parts I and II)) provides share options for Executive Directors and other senior executives.

                                                Sharesave             Discretionary                    Total
                                                   Scheme                    Scheme
-------------------------------------------------------------------------------------------------------------
Outstanding at 31 December 1998                  542,363                 2,072,243                 2,614,606
Granted                                          482,890                   575,395                 1,058,285
Exercised                                        (14,269)                  (35,000)                  (49,269)
Lapsed                                           (72,345)                 (142,435)                 (214,780)
-------------------------------------------------------------------------------------------------------------
OUTSTANDING AT 31 DECEMBER 1999                  938,639                 2,470,203                 3,408,842
-------------------------------------------------------------------------------------------------------------

                                                                                                      Total number of
                                                                                                  Options outstanding
Scheme                                Date of grant      Option price          Exercise period    At 31 December 1999
---------------------------------------------------------------------------------------------------------------------
Sharesave                                  31/10/97            131.0p         1/1/01 - 30/6/01                461,346
---------------------------------------------------------------------------------------------------------------------
                                           28/10/99            218.0p        1/12/02 - 31/5/03                477,293
---------------------------------------------------------------------------------------------------------------------
                                                                                                              938,639
---------------------------------------------------------------------------------------------------------------------
Discretionary Part I (Approved)             26/6/97            156.0p        26/6/00 - 25/6/07                 38,460
                                           22/10/97            165.5p      22/10/00 - 21/10/07                 95,000
                                            21/9/98            171.5p        21/9/01 - 20/9/08                134,984
                                            29/3/99            230.0p        29/3/02 - 28/3/09                 46,086
                                            14/9/99            285.0p        14/9/02 - 13/9/09                135,526
Discretionary Part II (Unapproved)          26/6/97            156.0p        26/6/00 - 25/6/04              1,413,142
                                           22/10/97            165.5p      22/10/00 - 21/10/04                105,000
                                            21/9/98            171.5p        21/9/01 - 20/9/05                118,222
                                            29/3/99            230.0p        29/3/02 - 28/3/06                 85,218
                                            14/9/99            285.0p        14/9/02 - 13/9/06                298,565
---------------------------------------------------------------------------------------------------------------------
                                                                                                            2,470,203
---------------------------------------------------------------------------------------------------------------------

NOTES TO THE ACCOUNTS CONTINUED




14       SHARE CAPITAL CONTINUED

EMPLOYEE SHARE OWNERSHIP TRUST (ESOT)

During 1998 the Company established an Employee Share Ownership Trust (ESOT) to acquire SGB Group PLC shares from the market to satisfy current and future requirements of the Company's share option schemes. Funding is provided to the ESOT by the Company. The ESOT's administrative costs are charged to the Profit and Loss Account of the Company. The assets of the ESOT are recognised as assets of the Company within these accounts. The ESOT has waived its rights to dividends but must be paid a minimum dividend of 0.01 pence per share. At 31 December 1999 the ESOT held 913,209 SGB Group PLC ordinary shares of which 818,601 shares were specifically under options to employees. The remaining 94,608 uncommitted shares had a market value at 31 December 1999 of (POUND STERLING)0.2 million. The 913,209 shares held by the ESOT were purchased at prices ranging from 153 pence per share to 180 pence per share.

15       RESERVES

                                                       Share                            Other non          Profit
                                                      Premium        Revaluation      distributable       and loss
                                                      Account          reserve           reserves         account           Total
                                                      (POUND           (POUND             (POUND           (POUND           (POUND
                                                    STERLING)m       STERLING)m         STERLING)m       STERLING)m       STERLING)m
------------------------------------------------------------------------------------------------------------------------------------
GROUP
At 1 January 1999                                      47.8              4.4               0.2             32.7             85.1
Retained profit for the year                             --               --                --              6.7              6.7
Goodwill charged to the profit and loss account          --               --                --              5.6              5.6
Transfers between reserves                               --             (0.4)             (0.2)             0.6               --
Currency translation and related tax credit              --               --                --             (0.9)            (0.9)
------------------------------------------------------------------------------------------------------------------------------------
AT 31 DECEMBER 1999                                    47.8              4.0                --             44.7             96.5
------------------------------------------------------------------------------------------------------------------------------------

The cumulative amount of goodwill written off to reserves at 31 December 1999, net of goodwill relating to subsidiary undertakings disposed of, amounts to (POUND STERLING)4.9 million.

16       MINORITY INTERESTS

                                                                            1999
                                                               (POUND STERLING)m
--------------------------------------------------------------------------------
Minority interests on 1 January 1999                                         0.1
Share of profits and losses                                                  0.1
Dividends and other payments                                               (0.1)
--------------------------------------------------------------------------------
Minority interests on 31 December 1999                                       0.1
--------------------------------------------------------------------------------

NOTES TO THE ACCOUNTS CONTINUED




17       RECONCILIATION OF OPERATING PROFIT TO OPERATING CASH FLOWS


                                                                            1999
                                                               (POUND STERLING)m
--------------------------------------------------------------------------------
Group operating profit                                                     28.1
Depreciation                                                               18.1
Revaluation deficit charged to profit and loss account                       --
Profit on disposal of fixed assets                                         (5.6)
(Increase)/decrease in stock                                                0.1
Increase in debtors                                                       (11.3)
Increase in creditors                                                       8.5
Decrease in provisions                                                     (2.6)
--------------------------------------------------------------------------------
Net cash inflow from operating activities                                  35.3
--------------------------------------------------------------------------------

18       BUSINESS DISPOSALS

                                                                            1999
                                                               (POUND STERLING)m
--------------------------------------------------------------------------------
Disposal of business
Net assets disposed of:
Land and buildings                                                          2.5
Other fixed assets                                                          0.7
Stock                                                                       3.3
Creditors                                                                  (0.7)
Goodwill                                                                    5.6
Loss on disposal                                                           (5.1)
--------------------------------------------------------------------------------
                                                                            6.3
--------------------------------------------------------------------------------
Satisfied by:
         Cash proceeds                                                      6.1
         Deferred consideration                                             0.2
--------------------------------------------------------------------------------
                                                                            6.3
--------------------------------------------------------------------------------

19(a)    ANALYSIS OF NET BORROWINGS

                                                                       Currency
                                  At                                  translation              At
                              1 Jan 1999           Cash flow           movement           31 Dec 1999
                           (POUND STERLING)m   (POUND STERLING)m   (POUND STERLING)m   (POUND STERLING)m
--------------------------------------------------------------------------------------------------------
Cash at bank and in hand          6.0                 6.3                  --                 12.3
Overdrafts                       (3.1)                 --                  --                 (3.1)
--------------------------------------------------------------------------------------------------------
                                  2.9                 6.3                  --                  9.2
--------------------------------------------------------------------------------------------------------
Debt due after one year         (45.9)               41.6                 2.2                 (2.1)
Debt due within one year         (0.4)              (43.2)                 --                (43.6)
--------------------------------------------------------------------------------------------------------
                                (46.3)               (1.6)                2.2                (45.7)
--------------------------------------------------------------------------------------------------------
Liquid resources                 21.0               (18.3)                 --                  2.7
--------------------------------------------------------------------------------------------------------
Net borrowings                  (22.4)              (13.6)                2.2                (33.8)
--------------------------------------------------------------------------------------------------------

NOTES TO THE ACCOUNTS CONTINUED




19       NOTES TO THE CONSOLIDATED CASH FLOW STATEMENT



                                                                                                      1999
19(b) NET CASH INFLOW/(OUTFLOW) FROM FINANCING                                           (POUND STERLING)m
----------------------------------------------------------------------------------------------------------
Drawdown under(POUND STERLING)60m multi-currency revolving facility                                  (0.4)
Other borrowing movements
-  under one year                                                                                    43.2
-  more than one year                                                                               (41.0)
Capital element of finance lease rental payments                                                     (0.2)
----------------------------------------------------------------------------------------------------------
As per consolidated cash flow statement                                                               1.6
----------------------------------------------------------------------------------------------------------
19(c) RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET FUNDS AND DEBT

Net (decrease)/increase in cash                                                                       6.3
Net cash (outflow)/inflow from decrease in debt and lease financing                                  (1.6)
Net cash (inflow)/outflow from increase in liquid resources                                         (18.3)
----------------------------------------------------------------------------------------------------------
Change in net debt resulting from cash flows                                                        (13.6)
Effect of currency translation changes on net debt                                                    2.2
----------------------------------------------------------------------------------------------------------
Movement in net funds and debt                                                                      (11.4)
Net borrowings at 1 January 1999                                                                    (22.4)
----------------------------------------------------------------------------------------------------------
NET BORROWINGS AT 31 DECEMBER 1999                                                                  (33.8)
----------------------------------------------------------------------------------------------------------


19(d) CASH AND DEPOSITS

CASH AT BANK AND IN HAND
Short term deposits                                                                                   2.7
Bank and cash balances                                                                               12.3
----------------------------------------------------------------------------------------------------------
                                                                                                     15.0
----------------------------------------------------------------------------------------------------------

Sterling                                                                                              7.7
Other Currencies                                                                                      7.3
----------------------------------------------------------------------------------------------------------
                                                                                                     15.0
----------------------------------------------------------------------------------------------------------

Cash at bank and in hand includes cash in hand and deposits repayable on demand with any financial institution.

Deposits are repayable on demand if they can be withdrawn at any time without notice and without penalty or if a maturity or period of notice of not more than 24 hours or one working day has been agreed.

Cash includes cash in hand and deposits denominated in foreign currencies.

The Group includes in liquid resources term bank deposits of less than one year.

NOTES TO THE ACCOUNTS CONTINUED




20   FINANCIAL INSTRUMENTS

This is the first year of disclosure under FRS 13 and no comparatives are disclosed as permitted by that standard.

Group operations are financed through a combination of shareholders funds and net borrowings, principally comprising bank and revolving credit facilities.

                                                                         1999
                                                                   (POUND STERLING)m
------------------------------------------------------------------------------------
OTHER CURRENCIES
Revolving Credit Facility:
US Dollar                                                                14.6
Euro                                                                     18.0
Hong Kong Dollar                                                          2.9
Singapore Dollar                                                          3.5
Swedish Kroner                                                            0.6
Danish Kroner                                                             1.4
------------------------------------------------------------------------------------
                                                                         41.0
------------------------------------------------------------------------------------
US Dollar Short Term Borrowings                                           2.6
US Dollar Overdrafts                                                      0.4
French Franc Finance Lease Obligations                                    1.7
Dutch Guilder Finance Lease Obligations                                   0.4
Dutch Guilder Overdrafts                                                  2.3
Other Overdrafts                                                          0.4
------------------------------------------------------------------------------------
                                                                         48.8
------------------------------------------------------------------------------------
NET DEBT
Gross Borrowings                                                         48.8
Cash and short term deposits                                            (15.0)
------------------------------------------------------------------------------------
Net Debt                                                                 33.8
------------------------------------------------------------------------------------

REPAYMENT ANALYSIS
Less than one year or on demand                                          46.7
In more than one year but less than two years                             0.5
In more than two years but less than five years                           1.6
------------------------------------------------------------------------------------
                                                                         48.8
------------------------------------------------------------------------------------
SECURITY ANALYSIS
Secured                                                                   2.1
Unsecured                                                                46.7
------------------------------------------------------------------------------------
                                                                         48.8
------------------------------------------------------------------------------------
INTEREST RATE PROFILE
At fixed rates                                                            2.1
At variable rates                                                        46.7
------------------------------------------------------------------------------------
                                                                         48.8
------------------------------------------------------------------------------------

NOTES TO THE ACCOUNTS CONTINUED




20       FINANCIAL INSTRUMENTS Continued

The weighted average interest rate of the fixed rate financial liabilities is 4.8% fixed for an average of 4 years.

The floating rate financial liabilities are subject to interest rates referenced to LIBOR. The drawings under the revolving credit facility at 31 December 1999 are at a weighted average of 5.09% for a period of five months.

The Group allows a degree of interest rate risk as long as the effects of changes in rates remain within acceptable parameters.

As at 31 December 1999 the Group had a committed multi-currency revolving facility of (POUND STERLING)60 million of which (POUND STERLING)41.1 million was utilised. In addition the Group has facilities in the UK of (POUND STERLING)3.0 million and in its overseas operations of (POUND STERLING)12.2 million.

Amounts drawn under the revolving credit facility are for periods of less than one year, and as the facility expires in June 2000, these amounts have been classified as falling due within one year. The Group has entered into a new three year (POUND STERLING)72.0 million revolving credit facility in February 2000 to replace the facility existing at the year-end.

The Group operates a foreign exchange hedging policy, whereby 75% of foreign currency denominated assets are hedged through the use of foreign currency borrowings. As a result of this policy (POUND STERLING)40.0 million of the revolving credit facility has been utilised for hedging purposes.

The Group continues to comply with all of its borrowing covenants, none of which represents a restriction on funding or investment policy in the foreseeable future.

There is no material difference between book value and the fair value of the Group's financial assets and financial liabilities as at 31 December 1999.

21       PENSION ARRANGEMENTS


21.1 The Group operates two defined benefit pension schemes. The SGB Group Staff Pension and Family Security Scheme ("the SGB Scheme" ) is the larger of the two. The other is the Youngman Group Limited Operatives Pension and Family Security Scheme ("the Youngman Scheme"). The Group also makes contributions to funded unapproved retirement benefits schemes (FURBS) in respect of three executive directors. The total pension charge in 1999 was (POUND STERLING)2.4 million.

21.2 The assets of the SGB Scheme and the Youngman Scheme are held under trust separately from those of the Group and invested directly on the advice of independent professional investment managers. Pension costs are assessed on the advice of an independent qualified actuary using the projected unit method.

NOTES TO THE ACCOUNTS CONTINUED




21 PENSION ARRANGEMENTS Continued

                                                                                SGB SCHEME                YOUNGMAN SCHEME
Actuary                                                                     G HARMAN, FIA,                 G HARMAN, FIA,
                                                                      William M Mercer Ltd           William M Mercer Ltd
Date of last valuation/review                                             31 December 1999               31 December 1997
Date of next valuation                                                    31 December 2000               31 December 1999
Market value of the schemes' assets                                 (POUND STERLING)165.8m          (POUND STERLING)10.3m
Level of funding                                                                      115%                           100%

Key Assumptions:
Investment return
-  Pre-retirement                                                                     6.2%                           8.5%
-  Post-retirement                                                                    5.2%                           8.5%
General pensionable earnings increases                                                4.7%                           6.5%
Increases in pensions in excess of GMP                                                3.2%*                          4.5%
Increase in equity dividends                                                           N/A                           4.0%
Average future working lifetime of the active members                             11 years                       17 years


The surplus revealed by the valuations is being spread over the average future service lives of the active members.

* Certain members of the SGB Scheme are guaranteed increases in pensions in excess of GMP of 4.0%.

NOTES TO THE ACCOUNTS CONTINUED




22       COMMITMENTS AND CONTINGENT LIABILITIES

                                                                      Powered
                                               Land and                Access
                                              Buildings             Equipment                   Vehicles
                                                   1999                  1999                       1999
                                      (POUND STERLING)m     (POUND STERLING)m          (POUND STERLING)m
--------------------------------------------------------------------------------------------------------
OPERATING LEASE ANNUAL COMMITMENTS
Non-cancellable operating leases
     which expire:
Within one year                                     0.3                    --                        0.5
In two to five years                                0.6                   3.6                        4.1
Over five years                                     3.1                    --                         --
--------------------------------------------------------------------------------------------------------
                                                    4.0                   3.6                        4.6
--------------------------------------------------------------------------------------------------------


NOTIONAL CAPITAL OF OPERATING LEASES

The movement in the notional capital value of leased assets not included in fixed assets is as follows;

                                                     Powered
                                                      Access
                                                   Equipment            Vehicles
                                                        1999                1999
                                           (POUND STERLING)m   (POUND STERLING)m
                                           -------------------------------------
Brought forward on 1 January 1999                      10.8                10.5
Net additions                                          15.3                 4.7
Capital element of lease payments                      (2.6)               (3.6)
Foreign Exchange Movement                              (0.5)               (0.3)
                                           -------------------------------------
CARRIED FORWARD AT 31 DECEMBER 1999                    23.0                11.3
                                           -------------------------------------

The interest element of operating lease
payments charged to the Profit and
                                           -------------------------------------
Loss Account was:                                       0.8                 1.1
                                           -------------------------------------

The notional value of Powered Access equipment under operating leases at 31 December 1999 includes (POUND STERLING)7.5 million of equipment where leases have not yet been incepted.

The Group has guaranteed (POUND STERLING)107.3 million of facilities (including leasing facilities) for subsidiary undertakings (including the Revolving Credit Facility of (POUND STERLING)60 million).

The Group has contingent liabilities arising in the ordinary course of business from which it is anticipated that no material liabilities will arise.

The Group has also guaranteed borrowings of (POUND STERLING)1.8 million (1998:
(POUND STERLING)1.8 million) of certain of its overseas agents.

NOTES TO THE ACCOUNTS CONTINUED




23       RELATED PARTY TRANSACTIONS

During the year the Group sold (POUND STERLING)2.4 million of goods and services to John Mowlem & Company PLC ("Mowlem"), the Group's parent company, on arm's length terms and on a normal commercial basis. In addition the Group paid (POUND STERLING)0.1 million to Mowlem being the fees in respect of two non-executive directors who are also directors of Mowlem.

The Group supplied (POUND STERLING)6.5 million of goods and services to Salamis SGB Limited, a joint venture company, on normal commercial terms.

At 31 December 1999 the Group had net debtor balances outstanding with Mowlem and Salamis SGB Limited of (POUND STERLING)0.6 million and (POUND STERLING)nil respectively.



24       ULTIMATE PARENT COMPANY

John Mowlem & Company PLC, a company incorporated in England and Wales, owns the majority of the Company's shares and is the ultimate parent company and the parent undertaking of the largest such group of undertakings for which group financial statements are drawn. Copies of group financial statements in respect of John Mowlem & Company PLC may be obtained from the Company Secretary, John Mowlem & Company PLC, White Lion Court, Swan Street, Isleworth, Middlesex, TW7 6RN.

NOTES TO THE ACCOUNTS CONTINUED




25       DIFFERENCES BETWEEN UK AND US ACCOUNTING PRINCIPLES

The accompanying Group financial statements included in this report are prepared in accordance with United Kingdom Generally Accepted Accounting Principles (UK
GAAP). The significant differences between UK GAAP and US Generally Accepted Accounting Principles (US GAAP) which affect the Group's net income and shareholders' equity are set out below:

a)       Accounting for pension costs

There are five significant differences between UK GAAP and US GAAP in accounting for pension costs:

         (i) SFAS No. 87, "Employers' Accounting for Pensions", requires that pension plan assets are valued by reference to their fair or market related values, whereas UK GAAP permits an alternative measurement of assets, which, in the case of the main UK retirement plans, is on the basis of the discounted present value of expected future income streams from the pension plan assets.

         (ii) SFAS No. 87, requires measurements of plan assets and obligations to be made as at the date of financial statements or a date not more than three months prior to that date. Under UK GAAP, calculations may be based on the results of the latest actuarial valuation.

         (iii) SFAS No. 87, mandates a particular actuarial method - the projected unit credit method - and requires that each significant assumption necessary to determine annual pension cost reflects best estimates solely with regard to that individual assumption. UK GAAP does not mandate a particular method, but requires that the method and assumptions, taken as a whole, should be compatible and lead to the actuary's best estimate of the cost of providing the benefits promised.

         (iv) Under SFAS No. 87, a negative pension cost may arise where a significant unrecognised net asset or gain exists at the time of implementation. This is required to be amortised on a straight-line basis over the average remaining service period of employees. Under UK GAAP, the Group's policy is not to recognise pension creditors in its financial statements unless a refund of, or reduction in, contributions is likely.

         (v) SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits", requires immediate recognition of previously unrecognised gains or losses when certain events meeting the definition of a plan settlement or curtailment occur. Under UK GAAP, such gains or losses are recognised over the expected service life of the remaining employees.

NOTES TO THE ACCOUNTS CONTINUED




25       DIFFERENCES BETWEEN UK AND US ACCOUNTING PRINCIPLES Continued

b) Purchase accounting adjustments, including the amortisation and impairment of goodwill and intangibles

In the Group's financial statements, prepared in accordance with UK GAAP, goodwill arising on acquisitions accounted for under the purchase method after 1 January 1998 is capitalised and amortised, as it would be in accordance with US GAAP. Prior to that date such goodwill arising on acquisitions was and remains eliminated against retained earnings. Values were not placed on intangible assets. Additionally, UK GAAP requires that on subsequent disposal or closure of a previously acquired business, any goodwill previously taken directly to shareholders' equity is then charged in the income statement against the income or loss on disposal or closure. Under US GAAP all goodwill would be capitalised in the Group balance sheet and amortised through the income statement over its estimated life not exceeding 40 years. Also, under US GAAP, it is normal practice to ascribe fair values to identifiable intangibles. For the purpose of the adjustments to US GAAP, included below, identifiable intangible assets are amortised to income over the lower of their estimated lives or 40 years.

Under UK GAAP, goodwill is treated as an asset expressed in the parent company's reporting currency. Under US GAAP, goodwill relating to foreign subsidiaries is required to be treated as a foreign currency asset and so retranslated at the closing rate. The foreign exchange gain or loss arising is charged to equity.

c)       Capitalisation of interest

There is no requirement in the UK to capitalise interest and the Group does not capitalise interest in its Group financial statements. Under US GAAP, SFAS No. 34 "Capitalisation of Interest Cost", requires interest incurred as part of the cost of constructing fixed assets to be capitalised and amortised over the life of the asset.

d)       Employee share trust arrangements

An employee share trust has been established in order to satisfy share option schemes. Under UK GAAP the Company's ordinary shares held by the employee share trust are included at historic net book value in fixed asset investments. Under US GAAP, such shares are treated as treasury stock and deducted from shareholders' equity.

e)       Ordinary dividends

Under UK GAAP, the proposed dividends on ordinary shares, as recommended by the directors, are deducted from shareholders' equity and shown as a liability in the balance sheet at the end of the period to which they relate. Under US GAAP, such dividends are only deducted from shareholders' equity at the date of declaration of the dividend.

f)       Deferred taxation

Deferred taxation is provided on a full provision basis under US GAAP. Under UK GAAP no provision is made for deferred taxation unless there is reasonable evidence that such deferred taxation will be payable in the foreseeable future.

NOTES TO THE ACCOUNTS CONTINUED




25       DIFFERENCES BETWEEN UK AND US ACCOUNTING PRINCIPLES Continued

g)       Revaluation of fixed assets

Under UK GAAP, the Group has revalued the land and buildings in fixed assets, and the depreciation charge is calculated on the revalued amount. Under US GAAP, land and buildings are carried at historical cost and depreciation is based on the historical cost amount.

h)       Leases

Under UK GAAP, the accounting treatment for leases is determined in accordance with SSAP21 'Accounting for leases' and, where appropriate, FRS5 'Accounting for the substance of transactions'. Under US GAAP, SFAS No.13 has different criteria for the classification of leases. SFAS No.13 sets out the following rules which need to be satisfied for a lease to be treated as an operating lease:

- the present value of the minimum lease payments must be less than 90% of the capital value of the asset

- the lease period must be less than 75% of the useful economic life of the asset;

-        there is no transfer of ownership at the end of the lease period; and

-        there is no right to acquire the leased asset at a bargain price.

i)       Share options

Under UK GAAP the compensation expense of share options is the difference between the exercise price and the market price on the date the options were granted. Under US GAAP the company elected to apply the provisions of APB No.25. Under APB No.25 the compensation expense is calculated using the intrinsic value (the difference between the exercise price of the option and the market price of the stock). Fixed plans measure compensation on the grant date. Variable plans (i.e. options with performance criteria) are re-measured every period until the number of shares and exercise price are known. The compensation expense is recognised over the service period to the vesting date.

j)       Push down accounting

Under UK GAAP purchase accounting entries are accounted for in the consolidated accounts of the parent company. Under US GAAP, any acquisition adjustments, including goodwill, are pushed down into the accounts of the subsidiary acquired when more than 95% of the shares are acquired by another entity. The goodwill arising when the Group was acquired by Mowlem would be capitalised in the financial statements of the Group.

k)       Comprehensive Income

US GAAP requires that all items that are required to be recognised under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Required disclosures have been made in the Group's financial statements in the statement of total recognised gains and losses and note 15.

NOTES TO THE ACCOUNTS CONTINUED




25       DIFFERENCES BETWEEN UK AND US ACCOUNTING PRINCIPLES Continued

l)       New US Accounting Standards and pronouncements not yet effective

SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" was issued in June 1998. This Standard, as amended by SFAS No.137 and SFAS No. 138, is effective for fiscal years beginning after 15 June 2000 and requires all derivatives to be recognised in the balance sheet as either assets or liabilities and measured at fair value. To implement the standard, all hedging relationships must be reassessed. The Group has not yet evaluated the likely impact on its financial statements.

m)       Cashflows

In October 1996 the UK Accounting Standards Board issued Financial Reporting Standard No 1 (Revised 1996), "Cash Flow Statements" (FRS 1 Revised). The Group's consolidated financial statements comply with the revised standard and all periods presented conform with the new presentation required.

FRS 1 (Revised)'s objective and principles are similar to those set out in SFAS No. 95, "Statement of Cash Flows". The principal difference between the standards is in respect of classification. Under FRS 1 (revised), the Group presents its cash flows separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, equity dividends paid, management of liquid resources and financing. SFAS No. 95 requires only three categories of cash flow activity being operating, investing and financing.

Cash flows arising from taxation and returns on investments and servicing of finance under FRS 1 (Revised) would be included as operating activities under SFAS No. 95, capital expenditure and financial investment would be included as an investing activity under SFAS No. 95, and equity dividends paid would be classified as a financing activity under SFAS No. 95.

In addition cash for the purposes of the cash flows under FRS 1 (Revised), includes bank overdrafts but excludes liquid resources. Under US GAAP bank overdrafts are classified as borrowings and the movements thereon are included in financing activities. Liquid resources, with a maturity of three months or less at the date acquired, are considered to be cash equivalents and the movements thereon included in the overall cash movement under US GAAP.

A summarised consolidated cash flow under US GAAP is as follows:

                                                                           1999
                                                         (POUND STERLING)million
Cash inflow from operating activities                                      28.5

Cash outflow on investing activities                                      (36.2)

Cash outflow from financing activities                                     (4.3)
                                                                         ------

Decrease in cash and cash equivalents                                     (12.0)

Cash and cash equivalents at the beginning of the year                     27.0
                                                                         ------

Cash and cash equivalents at the end of the year                           15.0
                                                                         ------

NOTES TO THE ACCOUNTS CONTINUED




25       DIFFERENCES BETWEEN UK AND US ACCOUNTING PRINCIPLES Continued

The following is a summary of the material adjustments to net income and shareholders' equity which would have been required if US GAAP had been applied instead of UK GAAP:

                                                                                             1999
                                                                                (POUND STERLING)m
NET INCOME AFTER EXCEPTIONAL ITEMS - UK GAAP                                                 13.3
Adjustments to conform with US GAAP:
         Pension expense                                                                      1.2
         Pushdown accounting entries                                                         (2.4)
         Amortization of goodwill and intangibles                                             1.4
         Capitalization of interest                                                           0.2
         Leases                                                                              (0.1)
         Share option schemes                                                                (1.3)
         Deferred taxation
                  Arising on UK GAAP results                                                  0.5
                  Arising on other US GAAP adjustments                                       (0.4)
         Other                                                                                0.1
NET INCOME  - US GAAP                                                                        12.5

Net earnings per Ordinary Share in accordance with US GAAP:                                 Pence
Basic                                                                                        16.9
Diluted                                                                                      16.6
Number of shares used in net earnings per Ordinary Share                                       No
Basic                                                                                       74.1m
Diluted                                                                                     75.1m


                                                                                             1999
                                                                                (POUND STERLING)m
SHAREHOLDERS' EQUITY, AS SHOWN IN THE GROUP BALANCE SHEETS - UK GAAP                        126.5
Adjustments to conform with US GAAP:
         Push down accounting entries                                                        40.9
         Purchase accounting adjustments, including goodwill and intangibles                  2.5
         Capitalization of interest                                                           0.2
         Leases                                                                              (0.1)
         Pensions                                                                            12.4
         Employee share trust arrangements                                                   (1.6)
         Ordinary dividends                                                                   4.0
         Deferred taxation
                  Arising on UK GAAP results                                                 (1.1)
                  Arising on other US GAAP adjustments                                       (3.7)
         Revaluation of properties                                                           (3.3)
SHAREHOLDERS' EQUITY IN ACCORDANCE WITH US GAAP                                             176.7

NOTES TO THE ACCOUNTS CONTINUED




PRINCIPAL SUBSIDIARIES AND JOINT VENTURES

The company has the following principal subsidiary or joint venture undertakings.

                                                           Country of                       Percentage held at     Note
                                                           incorporation, registration       31 December 1999
                                                           and principal operations
SUBSIDIARY UNDERTAKINGS
Quebeisi SGB LLC                                           United Arab Emirates                     49%             (i)
SGB (Channel Islands) Limited                              Jersey                                  100%
SGB Asia Pacific (M) Sdn Bhd                               Malaysia                                100%
SGB Asia Pacific Limited                                   Hong Kong                               100%
SGB Asia Pacific (S) Pte Limited                           Singapore                               100%
SGB Construction Services Inc.                             USA                                     100%
SGB France SA                                              France                                  100%
SGB Geruste und Baugerate GmbH                             Germany                                 100%
SGB Investments Limited                                    England                                 100%            (ii)
SGB Kovona A.S.                                            Czech Republic                         99.5%
SGB North Europe BV                                        Holland                                 100%
SGB Services plc                                           England                                 100%            (ii)
SGB Stallningar AB                                         Sweden                                  100%
Witca SGB Stillads A/S                                     Denmark                                 100%

JOINT VENTURES
Salamis SGB Limited                                        Scotland                                50%
SGB Al-Darwish United WLL                                  Qatar                                   49%


Note:

(i)      Consolidated on basis of management control.

(ii)     Ordinary capital directly held in whole or part by SGB Group PLC.

The principal activities of the Group companies are the manufacture, supply and hire of a wide range of access and related products and services.

CONSOLIDATED PROFIT AND LOSS ACCOUNT
FOR THE SIX MONTHS ENDED 30 JUNE 2000
(UNAUDITED)

                                                             AFTER                                    BEFORE
                                                       EXCEPTIONAL          EXCEPTIONAL          EXCEPTIONAL
                                                             ITEMS                ITEMS                ITEMS
                                                              2000                 2000                 2000
                                                 (POUND STERLING)m    (POUND STERLING)m    (POUND STERLING)m
-----------------------------------------------------------------------------------------------------------
TURNOVER
Group and share of joint venture                            142.7                   --                142.7
Less: Share of joint venture                                 (4.6)                  --                 (4.6)
-----------------------------------------------------------------------------------------------------------
Group turnover                                              138.1                   --                138.1
-----------------------------------------------------------------------------------------------------------
GROUP OPERATING PROFIT                                        3.7                   --                  3.7
Share of operating profit of joint venture                    0.3                   --                  0.3
Exceptional items:
- Cost in defense of takeover                                (2.6)                (2.6)                  --
-----------------------------------------------------------------------------------------------------------
PROFIT ON ORDINARY ACTIVITIES BEFORE INTEREST                 1.4                 (2.6)                 4.0
Net interest payable                                         (1.6)                  --                 (1.6)
-----------------------------------------------------------------------------------------------------------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION                (0.2)                (2.6)                 2.4
Taxation *                                                   (1.1)                  --                 (1.1)
-----------------------------------------------------------------------------------------------------------
PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION                 (1.3)                (2.6)                 1.3
Equity minority interests                                      --                   --                   --
-----------------------------------------------------------------------------------------------------------
PROFIT FOR THE FINANCIAL YEAR                                (1.3)                (2.6)                 1.3
-----------------------------------------------------------------------------------------------------------

* The income tax provision reflects the nondeductibility of costs incurred by SGB in defense of the takeover and certain other nondeductible expenses.

The following is a summary of the material adjustments to net income (loss) which would have been required if US GAAP had been applied instead of UK GAAP for the six months ended June 30, 2000.

                                                                           2000
                                                               (POUND STERLING)m
                                                               -----------------
NET INCOME (LOSS) AFTER EXCEPTIONAL ITEMS - UK GAAP                        (1.3)
Adjustments to conform with US GAAP:
         Pension expense                                                    2.0
         Pushdown accounting entries                                       (1.2)
         Capitalization of interest                                         0.1
         Leases                                                            (0.2)
         Share option schemes                                              (0.1)
                                                               -----------------
NET INCOME (LOSS) - US GAAP                                                (0.7)
                                                               -----------------

CONSOLIDATED PROFIT AND LOSS ACCOUNT
FOR THE SIX MONTHS ENDED 30 JUNE 1999
(UNAUDITED)


                                                                               AFTER                                        BEFORE
                                                                         EXCEPTIONAL            EXCEPTIONAL            EXCEPTIONAL
                                                                               ITEMS                  ITEMS                  ITEMS
                                                                                1999                   1999                   1999
                                                                   (POUND STERLING)m      (POUND STERLING)m      (POUND STERLING)m
----------------------------------------------------------------------------------------------------------------------------------
TURNOVER
Group and share of joint venture                                          136.0                     --                    136.0
Less: Share of joint venture                                               (5.3)                    --                     (5.3)
----------------------------------------------------------------------------------------------------------------------------------
Group turnover                                                            130.7                     --                    130.7
----------------------------------------------------------------------------------------------------------------------------------
GROUP OPERATING PROFIT                                                     10.5                     --                     10.5
Share of operating profit of joint venture                                  0.2                     --                      0.2
Exceptional items:
- Sale of French operation                                                  0.5                    0.5                       --
- Goodwill on French disposal                                              (5.6)                  (5.6)                      --
----------------------------------------------------------------------------------------------------------------------------------
Net loss on sale of French operations                                      (5.1)                  (5.1)                      --
----------------------------------------------------------------------------------------------------------------------------------
PROFIT ON ORDINARY ACTIVITIES BEFORE INTEREST                               5.6                   (5.1)                    10.7
Net interest payable                                                       (0.8)                    --                     (0.8)
----------------------------------------------------------------------------------------------------------------------------------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION                               4.8                   (5.1)                     9.9
Taxation                                                                   (3.0)                    --                     (3.0)
----------------------------------------------------------------------------------------------------------------------------------
PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION                                1.8                   (5.1)                     6.9
Equity minority interests                                                    --                     --                       --
----------------------------------------------------------------------------------------------------------------------------------
PROFIT FOR THE FINANCIAL YEAR                                               1.8                   (5.1)                     6.9
----------------------------------------------------------------------------------------------------------------------------------


The following is a summary of the material adjustments to net income which would have been required if US GAAP had been applied instead of UK GAAP for the six months ended June 30, 1999.


                                                                     1999
                                                        (POUND STERLING)m
                                                        -----------------
NET INCOME AFTER EXCEPTIONAL ITEMS - UK GAAP                    1.8
Adjustments to conform with US GAAP:
         Pension expense                                         0.4
         Pushdown accounting entries                            (1.2)
         Amortization of goodwill and intangibles                1.4
         Share option schemes                                   (0.7)
         Deferred taxation                                       0.2
                                                              --------
NET INCOME  - US GAAP                                            1.9
                                                              --------

                   HARSCO CORPORATION AND SUBSIDIARY COMPANIES
                                       AND
                                  SGB GROUP PLC


                PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

                                   (Unaudited)


The following unaudited pro forma financial information reflects the combined results of operations of Harsco Corporation ("Harsco") and SGB Group PLC ("SGB") as if the June 16, 2000 acquisition of SGB by Harsco had occurred on January 1, 1999 with respect to the information for the year ended December 31, 1999 and January 1, 2000 with respect to the six months ended June 30, 2000. The results of operations are derived from Harsco's historical consolidated statement of operations and SGB's historical consolidated statement of operations after adjustments for U.S. GAAP.

The pro forma financial information has been prepared on the basis that the purchase price of approximately $290,000,000 was financed with Harsco current cash and borrowed funds of approximately $289,000,000 initially underwritten by the Chase Manhattan Bank and subsequently sold to a group of 17 banks. Harsco intends to replace the $289,000,000 borrowings with funds from a public debt issue before the end of the year.

In accordance with generally accepted accounting principles in the United States, the purchase price of SGB Group PLC has been allocated to the assets and liabilities of SGB based upon their respective fair values. Such allocations are based upon preliminary appraisal values and management estimates and are subject to reclassifications and adjustments in the future. The purchase price has been allocated as follows:

       (in millions)
       Working capital, other than cash             $  (54.4)
       Property, plant and equipment                   221.0
       Other assets                                     64.2
       Goodwill                                         85.0
       Noncurrent liabilities                          (58.8)
                                                      -------
       Purchase price, net of cash received         $  257.0

Harsco management is in the process of finalizing fair value adjustments, asset write downs, and its plan to exit certain activities of SGB. Estimates of the associated costs have been included in the operating balance sheet. Management expects to finalize the plan and the associated estimates by September 30, 2000.

For purposes of the accompanying pro forma financial information, the pro forma adjustments have been reflected on an estimated basis using preliminary information available. No assurance can be given that the pro forma adjustments will not differ materially from the amounts ultimately determined.

The pro forma financial information presented is for informational purposes only and is not necessarily indicative of future combined income and financial position or of what the combined income and financial position would have been had the SGB acquisition been consummated at the beginning of the respective periods or as of any date for which pro forma financial information is presented.

HARSCO CORPORATION AND SUBSIDIARY COMPANIES

PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
(In Thousands, except Per share Amounts)
(Unaudited)


                                                                                 Pro Forma for the Year 1999
                                                                                 ---------------------------
                                                                                                                        Pro Forma
                                                                                                                        Harsco and
                                                                                                 Pro Forma            SGB Group PLC
                                                          Harsco            SGB Group           Adjustments              Combined
                                                          ------            ---------           -----------              --------
Total revenues                                          $1,720,811          $  442,789          $       --              $2,163,600

Total costs and expenses                                 1,551,075             406,402              (1,502)(a)           1,955,975
----------------------------------------------------------------------------------------------------------------------------------
    Profit (loss) from
      operations                                           169,736              36,387               1,502                 207,625
    Interest expense, net                                   22,306               3,073              22,757(b)               48,136
----------------------------------------------------------------------------------------------------------------------------------
Income (loss) before provision for
    income taxes and minority
    interest                                               147,430              33,314             (21,255)                159,489
Provision (credit) for income taxes                         51,599              12,937              (8,684)(c)              55,852
----------------------------------------------------------------------------------------------------------------------------------
Income (loss) before minority
    interest                                                95,831              20,377             (12,571)                103,637
Minority interest in net income                              5,118                 162                  --                   5,280
----------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                       $   90,713          $   20,215          $  (12,571)             $   98,357
----------------------------------------------------------------------------------------------------------------------------------
Average shares of common stock
    outstanding                                             40,882                                                          40,882
Earnings per common share:
    Basic earnings per common share                     $     2.22                                                      $     2.41
    Diluted average shares of
    common stock outstanding                                41,017                                                          41,017
----------------------------------------------------------------------------------------------------------------------------------
    Diluted earnings per common
    share                                               $     2.21                                                      $     2.40
----------------------------------------------------------------------------------------------------------------------------------

HARSCO CORPORATION AND SUBSIDIARY COMPANIES

PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
(In Thousands, except Per share Amounts)
(Unaudited)


                                                                    Pro Forma for the Six Months Ended June 30, 2000
                                                                    ------------------------------------------------
                                                                                                                         Pro Forma
                                                                                                                         Harsco and
                                                                                                Pro Forma              SGB Group PLC
                                                          Harsco           SGB Group           Adjustments                Combined
                                                          ------           ---------           -----------                --------
Total revenues                                         $  906,612          $  217,745           $  (17,281)(g)            $1,107,076
Total costs and expenses                                  814,921             213,646              (15,876)(d,g)           1,012,691
---------------------------------------------          ----------          ----------           ----------                ----------
    Profit (loss) from
      operations                                           91,691               4,099               (1,405)                   94,385
    Equity in income (loss) of
      affiliates, net                                        (438) (1)            315                                          (123)
    Interest expense, net                                  13,767               2,517               13,424(e,g)               29,708
---------------------------------------------          ----------          ----------           ----------                ----------
Income (loss) before provision for
    income taxes and minority
    interest                                               77,486               1,897              (14,829)                   64,554
Provision (credit) for income taxes                        27,120               2,977 *             (5,781)(f,g)              24,316
---------------------------------------------          ----------          ----------           ----------                ----------
Income (loss) before minority
    interest                                               50,366              (1,080)              (9,048)                   40,238
Minority interest in net income                             1,933                  --                  (68)(g)                 1,865
---------------------------------------------          ----------          ----------           ----------                ----------
Net income (loss)                                      $   48,433          $   (1,080)          $   (8,980)               $   38,373
---------------------------------------------          ----------          ----------           ----------                ----------
Average shares of common stock
    outstanding                                            39,989                                                             39,989

Earnings per common share:
    Basic earnings per common share                    $     1.21                                                         $     0.96
    Diluted average shares of
    common stock outstanding                               40,067                                                             40,067
---------------------------------------------          ----------          ----------           ----------                ----------
    Diluted earnings per common
    share                                              $     1.21                                                         $     0.96
---------------------------------------------          ----------          ----------           ----------                ----------

(1) Equity in income (loss) of affiliates is now separately reported. Previously, these amounts were included in operating income as other revenues.

* The income tax provision reflects the nondeductibility of cost incurred by SGB in defense of the takeover and certain other nondeductible expenses.

Notes to Pro Forma Financial Information (Unaudited)

       A.     Statement of Income for the Year Ended December 31, 1999

              The SGB income statement data was adjusted to account for the differences between United Kingdom and United States generally accepted accounting principles and translated into US dollars using an average exchange rate for the year 1999 of one pound sterling equal to $1.6172.

              (a) Adjustments to depreciation expense associated with estimated fair value adjustments related to property, plant and equipment depreciated over principally seven years on a straight line basis, $637,000, and net adjustment to goodwill amortized over thirty years, $865,000.

              (b) Adjustment to record interest and debt expense associated with the money borrowed to purchase SGB. Interest was assumed at an average rate of 6.2% for the year 1999. If the assumed interest rate would change by one eighth of one percent, net income would change by $250,000 for the year 1999.

              (c) Adjustment to record the net tax benefit associated with the temporary difference between book values and tax values of fixed assets, and goodwill, and the additional interest expense incurred by the purchase of SGB.

       B.     Statement of Income for the Six Months ended June 30, 2000

              The SGB income statement data was adjusted to account for the differences between United Kingdom and United States generally accepted accounting principles and translated into US dollars using an average exchange rate for the six months ended June 30, 2000 of one pound sterling equal to $1.5733.

              (d) Adjustments to depreciation expense associated with estimated fair value adjustments related to property, plant and equipment depreciated over principally seven years on a straight line basis, $310,000, and net adjustment to goodwill amortized over thirty years, $420,000.

              (e) Additional provisions recorded for interest and debt expense associated with the money borrowed to purchase SGB. Interest was assumed at an average rate of 6.9% for the six months of 2000. If the assumed interest rate would change by one eighth of one percent, net income would change by $121,000 for the six months ended June 30, 2000.

              (f) Adjustment to record the net tax benefit associated with the temporary difference between book values and tax values of fixed assets, and goodwill, and the additional interest expense incurred by the purchase of SGB.

              (g) Adjustment recorded to remove the effect of consolidating SGB for the period from June 16, 2000 to June 30, 2000 from the six-month income statement of Harsco Corporation.
                    The Pro Forma effect of the adjustments were as follows:

                                                              Pro Forma
                                                              Adjustments
                                                            (in thousands)
                                                            --------------
                        Total revenues                        $(17,281)
                        Total Costs and expenses               (15,146)
                        Interest expense, net                     (337)
                        Provision for income taxes                (618)
                        Minority interest in net income            (68)